EXHIBIT 10.4

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into as of September 18, 2017, by and between each party listed as a “Seller” on the signature pages attached hereto and made a party hereof (individually or collectively, as the context requires, “Seller”), each party listed as “Existing Operator” on the signature pages attached hereto and made a party hereof (individually or collectively, as the context requires, “Existing Operator”), and GAHC4 Central FL Senior Housing Portfolio, LLC (“Purchaser”).
WHEREAS, Seller, Existing Operator and Purchaser entered into that certain Purchase and Sale Agreement dated as of August 2, 2017 (the “PSA”); and
WHEREAS, Seller, Existing Operator and Purchaser each desire to amend the PSA in accordance with the terms of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Defined Terms. All capitalized terms used and not defined herein shall have the meanings given to such terms in the PSA.
2.    Purchase Price. The “Purchase Price” as defined in Section 2.2 of the PSA is hereby decreased to $43,000,000 and all references to the term “Purchase Price” in the PSA shall mean and refer to the Purchase Price as reduced by this Amendment.
3.    Additional Deposit. Within three (3) Business Days following the execution of this Amendment, and as a condition to the effectiveness and enforceability of this Amendment, Purchaser shall deliver to Escrow Agent an additional deposit in the amount of $1,125,000 (together with income and interest accrued thereon, the “Additional Deposit”) by wire transfer of immediately available funds. The Additional Deposit shall be deemed to be part of the Deposit for all purposes under the PSA and shall be paid to Seller or returned to Purchaser in the same manner as the Deposit thereunder.
4.    Inspection Period. Article IV of the PSA is hereby amended by extending the Inspection Period so that the Inspection Period will expire on 5:00 p.m. (Pacific) on September 22, 2017. Furthermore, notwithstanding the foregoing, the Inspection Period will expire on 5:00 p.m. (Pacific) on September 30, 2017 solely with respect to the Property located at 725 Desoto Avenue, Brooksville, Florida, and with respect thereto, Purchaser shall only have the right to terminate the PSA pursuant to Section 4.1.2 of the PSA (in which event the terms of Section 10.3 of the PSA shall apply) if the results of air sampling tests that Purchaser performs (and which Seller hereby authorizes Purchaser to perform) indicate the existence of vapor intrusions at said Property, and Seller elects not to cure such vapor intrusions following notification by Purchaser of the applicable air sampling test results. All references to the term “Inspection Period” in the PSA shall mean and refer to the Inspection Period as extended by this Amendment. Further, the reference to “Due Diligence Period” in Section 2.3(b) of the PSA is hereby deleted and replaced with “Inspection Period”.

5.    Health Care Approvals. Purchaser hereby agrees that (i) Purchaser shall file or cause to be filed all filings, notifications, applications, and/or submissions required in order to initiate the obtaining of the Healthcare Approvals by no later than September 18, 2017, (ii) by no later than September 19, 2017, Purchaser shall pay to AHCA any and all amounts required by AHCA whenever an application for licensing is submitted less than sixty (60) days before the proposed closing, with the intention of expediting AHCA’s issuance of the Healthcare Approvals prior to November 1, 2017, (iii) provide Seller with (a) copies of the transmittal letter(s) sent to AHCA, which shall, among other things, indicate that Purchaser is paying the amounts referenced in clause (ii) above in order to attempt to secure issuance of the Healthcare Approvals prior to November 1, 2017, (b) the overnight delivery slip(s) for such filings, which shall include any tracking number(s) necessary for Seller to confirm delivery to AHCA, and (c) proof of payment or a copy of the check(s) submitted (with respect to clause (ii) above), and (iv) upon Purchaser’s compliance with the foregoing clauses (i), (ii), and (iii) the default alleged in the notice dated as of September 8, 2017 sent by Seller to Purchaser shall be deemed to have been cured and Seller shall have no further rights to pursue any claims with respect to such alleged default. Purchaser makes no representation, warranty or covenant that the payment of said amount will result in any accelerated consideration of, or increase the likelihood of approval prior to Closing of, the submitted filings, notifications, applications, and/or submissions, and Seller hereby acknowledges same.
6.    Griffin Board Approval. If Purchaser does not terminate the PSA prior to the expiration of the Inspection Period pursuant to the terms of Section 4.1.2 of the PSA, Purchaser shall recommend that its investment committee approve Purchaser’s acquisition of the Property and the consummation of the Transactions at Closing pursuant to the terms of the PSA (as amended by this Amendment). Provided that such approval from its investment committee is obtained, Purchaser shall recommend to the board of directors of its corporate parent (the “Board of Directors”) that it approve the acquisition of the Property and the consummation of the Transactions at Closing pursuant to the terms of the PSA (as amended by this Amendment). Purchaser shall have until 5:00 p.m. (Pacific) on Friday, September 29, 2017 (the “Board Approval Deadline”) to obtain any approval from the Board of Directors required to acquire the Property and otherwise consummate the Transactions at Closing (“Board Approval”). If Board Approval is not obtained by the Board Approval Deadline, Purchaser shall have the right, in its sole and absolute discretion, to terminate the PSA in its entirety by sending written notice of such denial (the “Board Denial Notice”) to Seller and Escrow Agent prior to 5:00 p.m. (Pacific) on Monday, October 2, 2017, whereupon Escrow Agent shall then promptly return the Deposit to Purchaser without being required to obtain, and without obtaining, the consent of Seller or Existing Operator. Failure by Purchaser to timely deliver the Board Denial Notice as aforesaid shall be deemed a waiver by Purchaser of its right to terminate the PSA pursuant this Section 6.
7.    Indemnity Escrow. The PSA is hereby amended by deleting all references to the “Indemnity Escrow” and the “Indemnity Escrow Agreement”. In furtherance and not in limitation of the foregoing, the PSA is hereby amended as follows:
(a)     Section 2.2.2 of the PSA is hereby deleted in its entirety and replaced with the following:
“2.2.2    The balance of the Purchase Price for the Property, subject to prorations and/or adjustments required by this Agreement, shall be paid to and received by Escrow Agent by wire transfer of immediately available funds no later than 10:00 a.m. (Pacific) on the Closing

Date, and Escrow Agent shall disburse all funds it receives from the parties in connection with the Closing pursuant to the Closing Statement.”;
(b)    Sections 5.2.15 and 5.3.10 of the PSA are hereby deleted in their entirety; and
(c)    Exhibit B (Form of Indemnity Escrow Agreement) to the PSA is hereby deleted in its entirety.
8.    Guaranty. Sections 9.5.6 and 9.5.7 of the PSA are hereby amended to reflect that in lieu of seeking recovery for a claim under the Indemnity Escrow, an Indemnified Person may instead seek recovery under the Guaranty. Further, Section 5 of Exhibit I (Form of Guaranty) is hereby deleted in its entirety and replaced with the following:
“5.    At all times during which this Guaranty is in effect, Guarantor shall have a “Net Worth” of at least Twelve Million Dollars ($12,000,000). As used herein, “Net Worth” shall mean all tangible assets directly or indirectly owned by Guarantor, calculating real estate assets based on their book value (calculated without consideration of any real estate depreciation of such real estate assets), less all monetary encumbrances thereon or liabilities with respect thereto. While this Guaranty is in effect, upon Purchaser’s request from time-to-time, Seller shall deliver to Purchaser evidence reasonably acceptable to Purchaser of Guarantor’s satisfaction of the foregoing test.”
9.    Except as expressly modified hereby, the terms of the PSA are hereby ratified and shall remain in full force and effect, enforceable in accordance with its terms.
10.    This Amendment may be executed in a number of identical counterparts. Signatures may be delivered by facsimile or electronic delivery, and such signatures shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.
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NOW, THEREFORE, the parties hereto have executed this Amendment as of the date first set forth above.
SELLER:

NIC 4 BAYSIDE TERRACE OWNER LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 4 BALMORAL OWNER LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 4 BRADENTON OAKS OWNER LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 4 THE GRANDE OWNER LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 4 SPRING OAKS OWNER LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

EXISTING OPERATOR:

NIC 4 BAYSIDE TERRACE LEASING, LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 4 BALMORAL LEASING, LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 4 BRADENTON OAKS LEASING, LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 4 THE GRANDE LEASING, LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

NIC 4 SPRING OAKS LEASING, LLC,
a Delaware limited liability company

By:	/s/ Ivy Hernandez
Name:	Ivy Hernandez
Title	Vice President

PURCHASER:

GAHC4 CENTRAL FL SENIOR HOUSING PORTFOLIO, LLC,
a Delaware limited liability company

By:	/s/ Stefan Oh
Name:	Stefan Oh
Title:	Executive Vice President, Acquisitions

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